EXHIBIT 99.1

Helen of Troy Limited Reports Results

 For the First Quarter of Fiscal Year 2014

•      GAAP Diluted EPS of $0.45 includes $0.37 per share in non-cash asset impairment charges

•      Adjusted Diluted EPS rises 10.8% to $0.82 from $0.74 per diluted share last year

EL PASO, Texas, July 9, 2013 — Helen of Troy Limited (NASDAQ, NM:  HELE), designer, developer and worldwide marketer of brand-name houseware, healthcare/home environment and personal care consumer products, today reported results for the three month period ended May 31, 2013 (“First Quarter of Fiscal Year 2014”).

Gerald J. Rubin, Chairman, Chief Executive Officer and President, commenting on the Company’s fiscal year 2014 first quarter results, stated, “We are off to a solid start in fiscal year 2014.  Growth in our Housewares and Healthcare/Home Environment segments led to a net sales revenue increase for the Company, and we managed expenses well to deliver a 6.5% increase in adjusted EBITDA (EBITDA without non-cash asset impairment charges and non-cash share-based compensation) and a 10.8% increase in adjusted diluted EPS (diluted earnings per share without non-cash asset impairment charges).  We continue to focus on innovation and are excited about our upcoming product launches in the baking and food storage categories in our Housewares segment and in the water filtration portion of our Healthcare/Home Environment segment.  Our balance sheet remains strong and provides us with excellent flexibility to pursue our growth strategies.  We remain comfortable with our outlook and in our ability to deliver on the objectives we have set for ourselves this year.”

First Quarter of Fiscal Year 2014 Consolidated Operating Results

•                  Net sales revenue increased 1.4% to $304.5 million compared to $300.2 million in the first quarter of fiscal year 2013.

•                  Gross profit margin was 39.5% compared to 40.4% for the same period last year, reflecting increased promotional program costs, the effect of foreign currency exchange rates and product cost increases across all segments.

•                  Selling, general and administrative expense was 28.7% as a percent of net sales compared to 30.0% for the same period last year, a decrease of 1.3 percentage points.  The decrease primarily reflects lower outbound freight costs, third party transition service expenses related to the PUR acquisition incurred last year, but not repeated this year, reduced advertising costs, a gain from a litigation settlement and the favorable revaluation impact of foreign currency exchange rate fluctuations, partially offset by higher incentive compensation costs.

•                  Operating income was $20.6 million, which includes the impact of $12.05 million in non-cash asset impairment charges related to certain trademarks in the Company’s Personal Care segment, compared to operating income of $31.1 million in the same period last year.

•                  Net income was $14.4 million, or $0.45 per fully diluted share on 32.2 million weighted average shares outstanding, which compares to net income in the first quarter of fiscal year 2013 of

$23.5 million, or $0.74 per fully diluted share on 31.8 million weighted average shares outstanding.

•                  Adjusted operating income (operating income without non-cash asset impairment charges) was $32.7 million compared to $31.1 million for the same period last year, an increase of 4.9%.

•                  Adjusted income (net income without non-cash asset impairment charges) was $26.4 million, or $0.82 per fully diluted share, compared to $23.5 million, or $0.74 per fully diluted share, in the first quarter of fiscal year 2013.  This represents an increase in adjusted income of 12.6% and in adjusted diluted EPS of 10.8%.

•                  Adjusted EBITDA was $44.6 million compared to $41.8 million in the same period last year, an increase of 6.5%.

Balance Sheet Highlights

•                  Cash and equivalents totaled $12.1 million compared to $20.9 million at May 31, 2012.

•                  Total short and long-term debt declined by $111.2 million to $224.8 million compared to $336.0 million at May 31, 2012.

•                  Accounts receivables turnover was 61 days at May 31, 2013, which is flat with the same period last year.

•                  Inventory was $288.4 million compared to $260.0 million at May 31, 2012, and primarily reflects the inclusion of PUR inventory, which had not yet been purchased at the same time last year, a build-up of PUR inventory in connection with the relocation of production to a new manufacturer, higher insect control inventory due to a cool spring season and higher Personal Care appliance inventory.  The Company remains comfortable with the composition of its inventory at quarter end.

Fiscal Year 2014 Annual Outlook

For fiscal year 2014, the Company expects net sales revenue in the range of $1.29 billion to $1.32 billion, and GAAP diluted EPS in the range of $3.13 to $3.23, which includes the non-cash asset impairment charges of $0.37 per share recorded in the first quarter of fiscal year 2014.  The Company expects adjusted diluted EPS to be in the range of $3.50 to $3.60, which is consistent with the Company’s previous guidance.  The earnings guidance reflects the negative impact of the difficult retail environment, a conservative approach to the cold/cough/flu season, product cost increases across all segments and an increase in non-cash compensation expense for the Company’s CEO.  The Company expects capital expenditures for fiscal year 2014 to be in the range of $40 million to $45 million, with approximately $33 million related to the completion of the Company’s new 1.3 million square foot distribution center in Olive Branch, Mississippi.

Conference Call and Webcast

The Company will conduct a teleconference in conjunction with today’s earnings release.  The teleconference begins at 4:45 pm Eastern Time today, Tuesday, July 9, 2013.  Institutional investors and analysts interested in participating in the call are invited to dial (888) 510-1765.  The conference call will also be available to interested parties through a live webcast at www.hotus.com. Please visit the website and select the “Investor Relations” link at least 15 minutes prior to the start of the call to register and download any necessary software.

A telephone replay of the call will be available until 11:59 pm Eastern Time on July 16, 2013, by dialing (877) 870-5176 (domestic) or (858) 384-5517 (international) and entering the conference replay number: 8728656. Please note participants must enter the conference identification number in order to access the replay.

About Helen of Troy Limited:

About Helen of Troy Limited: Helen of Troy Limited is a leading global consumer products company offering creative solutions for its customers through a strong portfolio of well-recognized and widely-trusted brands, including: Housewares: OXO®, Good Grips®, Soft Works®, OXO tot® and OXO Steel®;  Healthcare/Home Environment: Vicks®, Braun®, Honeywell®, PUR®, Febreze®, Stinger®, Duracraft® and SoftHeat®; and Personal  Care: Revlon®, Vidal Sassoon®, Dr. Scholl’s®, Pro Beauty Tools®, Sure®, Pert®, Infusium23®, Brut®, Ammens®, Hot Tools®, Bed Head®, Karina®, Ogilvie® and Gold ‘N Hot®.  The Honeywell® trademark is used under license from Honeywell International Inc.  The Vicks®, Braun®, Febreze® and Vidal Sassoon® trademarks are used under license from The Procter & Gamble Company.  The Revlon® trademark is used under license from Revlon Consumer Products Corporation.  The Bed Head® trademark is used under license from Unilever PLC. The Dr. Scholl’s® trademark is used under license from MSD Consumer Care, Inc.

For in-depth  information about Helen of Troy, please visit www.hotus.com.

Non-GAAP Financial Measures:

The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States of America (“GAAP”).  To supplement its presentation, the Company discloses certain financial measures that may be considered non-GAAP financial measures, such as adjusted operating income, adjusted income, adjusted diluted EPS, EBITDA and adjusted EBITDA, which are presented in an accompanying table to this press release along with a reconciliation of these financial measures to their corresponding GAAP based measures presented in the Company’s consolidated condensed statements of income.

Forward Looking Statements:

This press release may contain forward-looking statements, which are subject to change. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any or all of the forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many of these factors will be important in determining the Company’s actual future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially from those expressed or implied in any forward-looking statements. The forward-looking statements are qualified in their entirety by a number of risks that could cause actual results to differ materially from historical or anticipated results. Generally, the words “anticipates”, “estimates”, “believes”, “expects”, “plans”, “may”, “will”, “should”, “seeks”, “project”, “predict”, “potential”, “continue”, “intends”, and other similar words identify forward-looking statements. The Company cautions readers not to place undue reliance on forward-looking statements. The Company intends its forward-looking statements to speak only as of the time of such statements, and does not undertake to update or revise them as more information becomes available. The forward-looking statements contained in this press release should be read in conjunction with, and are subject to and qualified by, the risks described in the Company’s Form 10-K for the year ended February 28, 2013 and in our other filings with the SEC. Investors are urged to refer to the risk factors referred to above for a description of these risks. Such risks include, among others, the departure and recruitment of key personnel, the Company’s ability to deliver products to our customers in a timely manner, the Company’s geographic concentration of certain U.S. distribution facilities, which  increases our exposure to significant shipping disruptions and added shipping and storage costs, delays in construction of the Company’s new distribution facility or difficulties encountered during the transition to the new facility could interrupt the Company’s logistical systems and cause shipping disruptions, the Company’s projections of product demand, sales, net income and earnings per share are highly subjective and our future net sales revenue, net income and earnings per share could vary in a material amount from such projections, expectations regarding acquisitions and the integration of acquired businesses, the Company’s relationship with key customers and licensors, the costs of complying with the business demands and requirements of large sophisticated customers, the Company’s dependence on foreign sources of supply and foreign manufacturing, the impact of changing costs of raw materials and energy on cost of goods sold and certain operating expenses, circumstances that may contribute to future impairment of goodwill, intangible or other long-lived assets, the risks associated with the use of trademarks licensed from and to third parties, our dependence on the strength of retail economies and vulnerabilities to an economic downturn, the Company’s ability to develop and introduce innovative new products to meet changing consumer preferences, disruptions in U.S., European and other international credit markets, exchange rate risks, trade barriers, exchange controls, expropriations, and other risks associated with foreign operations, the Company’s debt leverage and the constraints it may impose, the costs, complexity and challenges of upgrading and managing our global information systems, the risks associated with information security breaches, the risks associated with tax audits and related disputes with taxing authorities, potential changes in laws, including tax laws, and the Company’s ability to continue to avoid classification as a controlled foreign corporation.

HELEN OF TROY LIMITED AND SUBSIDIARIES

Consolidated Condensed Statements of Income (Unaudited)

(in thousands, except per share data)

	Quarters ended
	May 31, 2013					May 31, 2012
	As Reported		Adjustments	Adjusted		As Reported		Adjustments	Adjusted
	(GAAP)		(1)	(non-GAAP)(1)(2)		(GAAP)		(1)	(non-GAAP)(1)(2)
Sales revenue, net	304,516	100.0%	—	304,516	100.0%	300,211	100.0%	—	300,211	100.0%
Cost of goods sold	184,351	60.5%	—	184,351	60.5%	179,063	59.6%	—	179,063	59.6%
Gross profit	120,165	39.5%	—	120,165	39.5%	121,148	40.4%	—	121,148	40.4%

Selling, general and administrative expense	87,490	28.7%	—	87,490	28.7%	90,000	30.0%	—	90,000	30.0%
Asset impairment charges	12,049	4.0%	(12,049)	—	0.0%	—	0.0%	—	—	0.0%
Operating income	20,626	6.8%	12,049	32,675	10.7%	31,148	10.4%	—	31,148	10.4%

Other income (expense):
Nonoperating income, net	84	0.0%	—	84	0.0%	23	0.0%	—	23	0.0%
Interest Expense	(2,942)	-1.0%	—	(2,942)	-1.0%	(3,312)	-1.1%	—	(3,312)	-1.1%
Total other expense	(2,858)	-0.9%	—	(2,858)	-0.9%	(3,289)	-1.1%	—	(3,289)	-1.1%
Income before income taxes	17,768	5.8%	12,049	29,817	9.8%	27,859	9.3%	—	27,859	9.3%

Income tax expense	3,376	1.1%	15	3,391	1.1%	4,387	1.5%	—	4,387	1.5%
Net income	14,392	4.7%	12,034	26,426	8.7%	23,472	7.8%	—	23,472	7.8%

Diluted earnings per share	$0.45		$0.37	$0.82		$0.74		$—	$0.74

Weighted average shares of common stock used in computing diluted earnings per share	32,180		32,180	32,180		31,840		31,840	31,840

HELEN OF TROY LIMITED AND SUBSIDIARIES

Net Sales Revenue by Segment

(unaudited)

(in thousands)

	Three Months Ended May 31,				% of Sales Revenue, net
	2013	2012	$ Change	% Change	2013	2012
Sales revenue by segment, net
Housewares	$63,530	$60,249	3,281	5.4%	20.9%	20.1%
Healthcare / Home Environment	125,602	122,410	3,192	2.6%	41.2%	40.8%
Personal Care	115,384	117,552	(2,168)	-1.8%	37.9%	39.2%
Total sales revenue, net	$304,516	$300,211	4,305	1.4%	100.0%	100.0%

HELEN OF TROY LIMITED AND SUBSIDIARIES

Selected Consolidated Balance Sheet Information

(unaudited)

(in thousands)

	5/31/2013	5/31/2012

Cash and cash equivalents	$12,130	$20,880

Receivables	206,021	188,264

Inventory	288,382	259,989

Total assets, current	539,547	491,950

Total assets	1,460,561	1,433,278

Total liabilities, current	270,863	348,747

Total long-term liabilities	245,376	257,061

Stockholders’ equity	944,322	827,470

SELECTED OTHER DATA (in thousands) (unaudited)

Reconciliation of Non-GAAP Financial Measure - EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) and Adjusted EBITDA

	Three Months Ended May 31,
	2013	2012

Net income	$14,392	$23,472

Interest expense, net	2,920	3,285

Income tax expense	3,376	4,387

Depreciation and amortization	8,447	9,100

EBITDA (Earnings before interest, taxes, depreciation and amortization)	$29,135	$40,244

Adjusted EBITDA :

EBITDA, as calculated above	$29,135	$40,244

Add: Non-cash asset impairment charges (1)(2)	12,049	—
Non-cash share-based compensation (2)(3)	3,378	1,602

Adjusted EBITDA	$44,562	$41,846

Reconciliation of Fiscal Year 2014 Reported Diluted Earnings Per Share (EPS) to Adjusted Diluted EPS to Exclude Non-Cash Asset Impairment Charges

		Guidance for the	Guidance for the
	Quarter Ended	Nine Months Ended	Fiscal Year Ended
	May 31, 2013	February 28, 2014	February 28, 2014
Diluted EPS, as reported (GAAP)	$0.45	$2.68 - $2.78	$3.13 - $3.23

Non-cash asset impairment charges (1)	$0.37	—	$0.37
Adjusted Diluted EPS (non-GAAP) (2)	$0.82	$2.68 - $2.78	$3.50 - $3.60

HELEN OF TROY LIMITED AND SUBSIDIARIES

Notes to Press Release

(1)  Adjustments relate to items that are excluded from the “As Reported” results to arrive at the “Adjusted” results for the quarters ended May 31, 2013.  There were no comparable adjustments for the quarter ended May 31, 2012.  For the quarter ended May 31, 2013, the adjustments consist of non-cash asset impairment charges of $12.05 million ($12.03 million after tax) as a result of our annual evaluation of goodwill and indefinite-lived intangible assets for impairment during the first quarter of fiscal year 2014.  The charge relates to certain trademarks in our Personal Care segment, which were written down to their estimated fair value, determined on the basis of future discounted cash flows using the relief from royalty valuation method.

(2)  This press release contains non-GAAP financial measures. Adjusted operating income, adjusted income, adjusted diluted EPS, EBITDA and adjusted EBITDA (“Non-GAAP measures”) that are discussed in the accompanying press release or in the preceding tables are considered non-GAAP financial information as contemplated by SEC Regulation G, Rule 100. Accordingly, we are providing the preceding tables that reconcile these measures to their corresponding GAAP based measures presented in our Consolidated Condensed Statements of Income in the accompanying tables to the press release. The Company believes that these non-GAAP measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations.  The Company believes that these non-GAAP measures, in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective. The Company further believes that the items excluded from certain non-GAAP measures do not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred, even though some of these excluded items may be incurred and reflected in the Company’s GAAP financial results in the foreseeable future.  The material limitation associated with the use of the non-GAAP financial measures is that the non-GAAP measures do not reflect the full economic impact of the Company’s activities.  These non-GAAP measures are not prepared in accordance with GAAP, are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.  Accordingly, undue reliance should not be placed on non-GAAP information.

(3)  Adjustment consists of non-cash share-based compensation expense associated with share based awards outstanding under two expired and three active share-based compensation plans.   These awards consist of stock options granted to certain officers, employees and new hires, restricted stock grants to certain members of the Company’s Board of Directors and performance based restricted stock awards and units granted to our Chief Executive Officer under the terms of his employment agreement.

SOURCE: Helen of Troy Limited

Company Contact:
Helen of Troy Limited
John Boomer
Senior Vice President
(915) 225-8050

Investor Contacts:
ICR, Inc.
Allison Malkin / Anne Rakunas
(203) 682-8200 / (310) 954-1113